                                                                EXHIBIT 99.B11


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report dated December 11, 1995 in the Registration Statement (Form N-1A) of Kemper Horizon Fund, filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 33-63467) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-7365).



                                        ERNST & YOUNG LLP




Chicago, Illinois
December 13, 1995

REPORT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholder
Kemper Horizon Fund


We have audited the accompanying statement of net assets of Kemper Horizon 20+ Portfolio, Kemper Horizon 10+ Portfolio and Kemper Horizon 5 Portfolio, comprising Kemper Horizon Fund, as of December 11, 1995. This statement of net assets is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of net assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of net assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of net assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of net assets presentation. We believe that our audit of the statement of net assets provides a reasonable basis for our opinion.

In our opinion, the statement of net assets referred to above presents fairly, in all material respects, the financial position of each of the Portfolios of Kemper Horizon Fund at December 11, 1995 in conformity with generally accepted accounting principles.




                                        ERNST & YOUNG LLP

Chicago, Illinois
December 11, 1995